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                                                                   EXHIBIT 21
                              LIST OF SUBSIDIARIES


                    SUBSIDIARY                             JURISDICTION OF INCORPORATION
                    ----------                             -----------------------------
       South Side National Bank in St. Louis                     National Bank
       State Bank of Desoto                                      Missouri State Bank

       Bank of Ste. Genevieve                                    Missouri State Bank

       The Bank of St. Charles County                            Missouri State Bank
